UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2006

Encorium Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21145	56-1668867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Glenhardie Corporate Center, 1275 Drummers Lane, Suite 100, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 975-9533

Covalent Group, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2006, Encorium Group, Inc. (“Encorium” or the “Company”) completed the transactions contemplated by the combination agreement, dated March 2, 2006 and amended and restated July 6, 2006, entered into with the parties then the stockholders of Remedium Oy, a corporation organized under the laws of Finland (“Remedium”), including its purchase of all of the issued and outstanding shares of capital stock of Remedium. All references in this current report to the “combination agreement” are to the combination agreement as amended and restated on July 6, 2006. See Item 2.01 of this Current Report.

Employment Agreement

In connection with the consummation of the combination agreement, Dr. Kai Lindevall, entered into an employment agreement with Encorium (the “Employment Agreement”). Under the terms of the Employment Agreement, Dr. Lindevall will serve as Encorium’s and Remedium’s President, European and Asian Operations, for a term of three years. Pursuant to the Employment Agreement, Dr. Lindenvall will receive an initial base salary at an annual rate of $275,000; provided, however, that the annual rate of base salary for each 12-month period beginning on or after the first anniversary of the Employment Agreement will increase, from the annual rate of base salary in effect for the immediately preceding twelve month period, by an amount equal to the annual percentage increase in the CPI (as defined in the Employment Agreement) for the immediately preceding calendar year. In addition, Dr. Lindevall will be (i) eligible to receive an annual bonus, not to exceed $200,000 per annum, upon the achievement of corporate financial goals related to the European and Asian operating results of the Company, as specified in the Employment Agreement, before interest and taxes, (ii) entitled to participate in any benefit plans or arrangements sponsored or maintained by Encorium, subject to the terms and conditions of such plans, arrangements and mandatory Finnish law, and (iii) entitled to equity-based compensation as determined in the sole discretion of Encorium’s board of directors.

Pursuant to the Employment Agreement, in the event of the termination of Dr. Lindevall’s employment by the Company without Cause (as defined in the Employment Agreement) or by Dr. Lindevall for Good Reason (as defined in the Employment Agreement) Dr. Lindevall will be entitled to (i) the payment of all accrued but unpaid base salary and benefits through the date of such termination, (ii) the payment of any accrued but unpaid bonus payable under the agreement with respect to a fiscal year of the Company ending prior to such termination, (iii) a continuation of group health coverage during the term of the agreement for Dr. Lindevall (and, to the extent covered immediately prior to the date his termination, his dependents); (iv) monthly severance payments equal to one-twelfth of his base salary as of the date of such termination continuing until the end of the term, and (v) vesting of all of Dr. Lindevall’s stock options, to the extent not already vested.

If Dr. Lindevall’s employment with Encorium is terminated during the term for Cause (as defined in the Employment Agreement) or as a result of his death or disability, then Encorium’s obligation to Dr. Lindevall will be limited solely to the payment of (i) all accrued but unpaid base salary and benefits through the date of such termination, and (ii) the payment of any accrued but unpaid bonus payable under the agreement with respect to a fiscal year of Encorium ending prior to such termination.

The Employment Agreement contains certain restrictive covenants that prohibit Dr. Lindevall from disclosing information that is confidential to Encorium and will generally prohibit him, during the term of the agreement and for one year thereafter, from:

•	engaging or participating in any Competing Business (as defined in the Employment Agreement);

•	becoming interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent or consultant) any person, firm, corporation, association or other entity engaged in any Competing Business;

•	soliciting or calling on any customer with whom Encorium shall have dealt or any prospective customer that Encorium shall have identified and solicited at any time during Dr. Lindevall’s employment by Encorium;

•	influencing or attempting to influence any supplier, customer or potential customer of Encorium to terminate or modify any written or oral agreement or course of dealing with the Encorium; and

•	soliciting or hiring the employees, consultants, agents or distributors of Encorium.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Executive Severance Agreement

On November 1, 2006, in connection with the Employment Agreement, Dr. Lindenvall entered into an executive severance agreement with the Company (the “Severance Agreement”) that will be applicable in the event his employment with Encorium is terminated in connection with a change of control as set forth in the Severance Agreement. The Severance Agreement provides, generally, that in the event Dr. Lindevall’s employment with Encorium is terminated in connection with a change of control (as defined in the Severance Agreement), Dr. Lindevall shall be entitled to (i) an amount equal to three times his annual base salary; (ii) the continuation of all benefits pursuant to any and all welfare plans under which he or his family is eligible to receive benefits or coverage for a period of three years; (iii) reasonable Encorium paid outplacement assistance for a period of up to twelve months or for a longer period as Encorium may agree; and (iv) the immediate vesting and exercisability of all stock options or other equity incentives grated to Dr. Lindevall that are not otherwise vested or exercisable.

The foregoing description is qualified in its entirety by reference to the Severance Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Lock-Up Agreement

In connection with the consummation of the combination agreement, each of the Remedium stockholders entered into a lock-up agreement with Encorium (the “Lock-Up Agreement”) providing that they will not sell or otherwise transfer any of the shares of common stock of Encorium that they received on November 1, 2006 until nine calendar months after the closing date of the business combination, which is August 1, 2007, subject to the following exceptions: (i) the transfer of any or all of the shares by gift, will or intestacy or to any trust for the direct or indirect benefit of the stockholder making such transfer or the immediate family of the stockholder, provided that any such transfer shall not involve a disposition for value and (ii) the pledge of the shares; provided, however, that in any such case it shall be a condition to the transfer that the transferee or pledgee, as applicable, execute an agreement stating that the transferee or pledge, as applicable, is receiving and holding the shares subject to the provisions of the Lock-Up Agreement.

The foregoing description of the Lock-Up Agreement is qualified in its entirety by reference to the Lock-Up Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Option Exchange Agreement

Six employees and two non-employee directors of Remedium currently hold options to purchase an aggregate of 660 shares of Remedium capital stock at an exercise price of EUR 750 per Remedium share, which were acquired prior to the consummation of the business combination. Options to purchase 360 Remedium shares are currently exercisable and options to purchase 300 Remedium shares become exercisable on December 1, 2006. Upon the consummation of the combination agreement, the options, which have an expiration date of January 31, 2009, remained outstanding and the shares of Remedium stock otherwise issuable upon the exercise of each Remedium option automatically converts into the number of Encorium shares equal to the number of Remedium shares otherwise issuable upon exercise of the option, multiplied by a fraction, (i) the numerator of which is the sum of (A) the aggregate final adjusted number of Encorium shares to be received by the Remedium stockholders under the combination agreement, and (B) the number of shares resulting from dividing (x) the aggregate cash price to be paid to the Remedium stockholders under the combination agreement, by (y) $2.83, representing the price per share at which Remedium stockholders received Encorium shares upon the closing of the combination agreement, and (ii) the denominator of which is 16,750, representing the number of Remedium shares issued and outstanding at closing; provided, however, that (I) any Remedium option holder that would otherwise be entitled to receive a fractional share of Encorium stock (after aggregating all shares of Encorium stock issuable to such option holder) will receive an aggregate number of Encorium shares rounded to the nearest whole number, and (II) the number of Encorium shares issuable will be subject to appropriate adjustment in the event of any stock dividend paid in Encorium shares or stock split, reverse stock split or reclassification of the Encorium shares subsequent to the date of the option exchange agreement. The number of Encorium shares we will be required to issue upon the exercise of the Remedium options if they are all exercised in full will range from a minimum of 236,696 (or approximately 359 Encorium shares for each Remedium share otherwise issuable upon the exercise of a Remedium option) to a maximum of 278,466 (or approximately 422 Encorium shares for each Remedium share otherwise issuable upon the exercise of a Remedium option), depending on the number of earn-out shares we are required to issue pursuant to the combination agreement, assuming the consideration paid by the Company for the acquisition of Remedium is not otherwise increased or decreased pursuant to post-closing adjustments and before giving effect to the provision for the elimination of fractional shares.

The foregoing description is qualified in its entirety by reference to the Option Exchange Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Indemnification Agreement

In connection with the consummation of the combination agreement, Dr. Kai Lindevall, Petri Manninen and Dr. Jyrki Mattila, all elected by the Company’s stockholder’s at the Company’s 2006 annual meeting of stockholders to become directors of the Company upon the consummation of the business combination, entered into an indemnification agreement with Encorium in the same form entered into by the other directors of Encorium, which form is incorporated by reference as an Exhibit to our Quarterly Report on Form 10-QSB (No. 0-21145) filed with the Securities and Exchange Commission on August 13, 2002.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 1, 2006, pursuant to the combination agreement, Encorium purchased all of the issued and outstanding shares of capital stock of Remedium. As a result of the transactions, Remedium became a wholly owned subsidiary of Encorium and the Remedium stockholders became stockholders of Encorium. As previously reported, prior to the consummation of the business combination, the following actions relating to the business combination were taken by our stockholders at the 2006 annual meeting of the stockholders held on October 20, 2006 (the “2006 annual meeting”):

•	approval to issue up to 9,275,171 shares of our common stock in connection with the consummation of the business combination;

•	the election of the three individuals named under “Indemnification Agreement” in Item 1.01 of this Current Report to serve as new directors of Encorium from the consummation of the business combination until the 2007 annual meeting of stockholders;

•	the approval of a change of corporate name to “Encorium Group, Inc.”; and

•	the approval of an increase in our authorized common stock to 35,000,000 shares.

At the 2006 annual meeting, the Company’s stockholders also reelected Kenneth M. Borow, M.D., Earl M. Collier, Jr., Scott M. Jenkins and Christopher F. Meshginpoosh as directors, to serve until the 2007 annual meeting of stockholders.

Consideration and Adjustments

Consideration Before Post Closing Adjustments

On November 1, 2006, upon the consummation of the business combination, the Remedium stockholders received $2,500,000 in immediately available funds, which we refer to as the “closing cash consideration” and the number of shares of common stock of Encorium equal to the quotient obtained by dividing $11,000,000 by $2.83 (which is referred to in this Current Report as the “closing price”), or 3,886,926 shares.

On or prior to April 7, 2007 (or at a later date if the dispute resolution provisions of the combination agreement are required to determine the number of shares), the Remedium stockholders will be entitled to receive an additional number of shares of our common stock, which we refer to as the “earn-out shares,” based on Remedium’s net revenue for the fiscal year ending December 31, 2006, calculated under U.S. GAAP consistently applied with prior fiscal years of Remedium’s U.S. GAAP consolidated financial statements, which we refer to as “Remedium’s net revenue,” as follows:

•	if Remedium’s net revenue exceeds EUR 10,700,000, the Remedium stockholders are to receive the number of earn-out shares equal to the quotient obtained by dividing (i) 3,000,000 by (ii) $2.83; or

•	if Remedium’s net revenue exceeds EUR 9,500,000 but is equal or less than EUR 10,700,000, the Remedium stockholders are to receive the number of earn-out shares equal to the quotient obtained by dividing (i) 2,000,000 by (ii) $2.83; or

•	if Remedium’s net revenue exceeds EUR 8,300,000 but is equal or less than EUR 9,500,000, the Remedium stockholders are to receive the number of earn-out shares equal to the quotient obtained by dividing (i) 1,000,000 by (ii) $2.83; or

•	if Remedium’s net revenue is equal to or less than EUR 8,300,000, the Remedium stockholders are not entitled to any earn-out shares.

On March 30, 2007, the Remedium stockholders are to receive an additional $1,500,000 in immediately available funds. Subject to adjustment, as described below, on the first anniversary of the closing of the business combination, Encorium will issue to the Remedium stockholders an additional number of shares of common stock of Encorium equal to the quotient obtained by dividing (i) 2,000,000 by (ii) the closing price of $2.83, or 706,714 shares, which we refer to as the “anniversary stock payment.”

Post-Closing Adjustments

Under the terms of the combination agreement, the consideration payable to the Remedium stockholders described above is subject to the following post closing adjustments:

•	In the event Remedium has any liability for borrowed money, after deducting up to $150,000 of transaction expenses (as defined in the combination agreement) as of November 1, 2006, then, at the option of each Remedium stockholder, (i) the amount of such debt allocable to that Remedium stockholder under the combination agreement shall be reduced from the closing cash consideration allocable to that stockholder under the combination agreement, or (ii) a portion of the anniversary stock payment or earn-out stock payment allocable to that stockholder under the combination agreement shall be reduced by the number of shares equal to the quotient obtained by dividing (A) the amount of such debt allocable to that Remedium stockholder under the combination agreement by (B) $2.83. If the Remedium stockholders choose to have their stock payment reduced, Encorium may elect whether to reduce the anniversary stock or the earn-out stock payment due to the Remedium stockholder.

•	If Remedium’s net worth (excluding up to $300,000 in fees and expenses incurred by Remedium for legal, accounting and investment banking services directly related to the consummation of the transactions contemplated by the combination agreement) as of November 1, 2006 is less than $1,527,958, then the number of shares otherwise issuable as the anniversary stock payment will be reduced by the quotient obtained by dividing (i) the difference between Remedium’s net worth as of the closing date and $1,527,958 by (ii) $2.83, unless such deficiency is otherwise paid by the Remedium stockholders, at their option, by a transfer of immediately available funds.

•	Pursuant to the terms of the combination agreement, within 60 days of the closing of the business combination, Encorium shall prepare and deliver to the Remedium stockholders a balance sheet setting forth Encorium’s closing net worth (as defined in the combination agreement). In the event Encorium’s net worth, as determined in accordance with the combination agreement, is less than $6,974,689, the deficiency is payable by Encorium, at its option, by (i) wire transfer to the Remedium stockholders of immediately available funds in the amount of the deficiency or (ii) by the issuance of additional shares of Encorium common stock equal to the quotient obtained by dividing (i) the amount of the deficiency by (ii) $2.83. Any payment or issuance of stock due on account of a deficiency in Encorium’s net worth as of the closing date will be due within 5 business days from the expiration of the 60 day period referred to above or within 5 business days following the resolution of any disputed amounts as provided for in the combination agreement.

The net effect of the post-closing adjustments discussed above may be to increase or decrease the number of shares of common stock ultimately issued to the Remedium stockholders. While the impact of these provisions currently cannot be determined, they could increase the cost to Encorium of the acquisition of Remedium.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the information in Item 2.01 of this Current Report regarding the consideration payable for the acquisition of Remedium Oy, which is incorporated herein by this reference.

Item 3.02. Unregistered Sales of Equity Securities.

As previously reported on the Company’s Form 8-K/A, filed with the Securities and Exchange Commission on September 1, 2006, under the combination agreement, the Company agreed to pay $13 million in unregistered shares of its common stock and, under the terms of an earn-out provision in the combination agreement, up to an additional $3 million in unregistered shares, together with $4 million in cash, in consideration for the Company’s acquisition of all of the capital stock of Remedium, in each case with the number of such shares being determined based on the closing price, as determined in accordance with the combination agreement. On November 1, 2006, the transactions contemplated by the combination agreement closed and the Company issued 3,886,926 unregistered shares of its common stock to the Remedium stockholders. The Company is obligated to issue an additional 706,714 unregistered shares of its common stock on November 1, 2007. In addition, on or prior to April 7, 2007 (or at a later date if the dispute resolution provisions of the combination agreement are required to determine the number of shares), the Remedium stockholders will be entitled to receive an additional number of unregistered shares called “earn out shares,” as more fully described in Item 2.01 under the subheading “Consideration Before Post Closing Adjustments” and incorporated herein by reference.

The shares of unregistered common stock issued on November 1, 2006 were, and any additional shares issued to the Remedium stockholders will be, issued in reliance upon the exemption from registration under the Securities Act of 1933 (the “Act”) provided by Section 4(2) of the Act. The combination agreement, pursuant to which the shares were and are to be issued, was privately negotiated with the nine parties then the stockholders of Remedium, all of whom are non-US persons, and the transaction did not involve any general solicitation. The unregistered shares acquired and to be acquired by the Remedium stockholders are and will be subject to applicable securities laws relating to any disposition of the shares, including, without limitation, the resale restrictions imposed by Rule 144 promulgated under the Act. The certificates representing the shares issued on November 1, 2006 contained, and any additional shares issued to Remedium stockholders for their Remedium shares will contain, a customary restrictive legend and the Company has caused and will cause its transfer agent to note stop transfer instructions with respect to such shares.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Independent Auditors Report of KPMG Oy Ab dated May 12, 2006 and the related consolidated balance sheet of Remedium Oy as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005 (Incorporated by reference to pages F-34 through F-52 of the Company’s Definitive Proxy Statement on Schedule 14A relating to its 2006 annual meeting of stockholders filed with the Securities and Exchange Commission on September 15, 2006, copies of which are included as Exhibit 99.1 to this Current Report.)

(b)	Pro Forma Financial Information.

Pro forma financial information, including unaudited pro forma condensed combined consolidated financial statements combining the historical consolidated balance sheets and statements of operations of Encorium Group, Inc. (formerly Covalent Group, Inc.) and Remedium Oy, including Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of June 30, 2006, Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the Six Months Ended June 30, 2006 and Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the Year ended December 31, 2005 (Incorporated by reference to pages 54 through 61 of the Company’s Definitive Proxy Statement on Schedule 14A relating to its 2006 annual meeting of stockholders filed with the Securities and Exchange Commission on September 15, 2006, copies of which are included as Exhibit 99.2 to this Current Report.)

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(d)	Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description

4.1	Lock-Up Agreement, dated November 1, 2006, by and among Encorium Group, Inc. and Kai Lindevall, Jan Lilja, Sven-Erik Nilsson, Vesa Manninen, NTGLT Pharma BVBA, Seppo Oksanen, Heikki Vapaatalo, Riitta Korpela and Agneta Lindevall.

4.2	Option Exchange Agreement.

10.1	Employment Agreement, dated November 1, 2006, by and among Remedium Oy, Encorium Group, Inc. and Kai Lindevall.

10.2	Executive Severance Agreement, dated November 1, 2006, by and between Encorium Group, Inc. and Kai Lindevall.

23.1	Consent of KPMG Oy Ab.

99.1	Pages F-34 through F-52 of the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2006 annual meeting of stockholders filed with the Securities and Exchange Commission on September 15, 2006.

99.2	Pages 54 through 61 of the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2006 annual meeting of stockholders filed with the Securities and Exchange Commission on September 15, 2006.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORIUM GROUP, INC.

Dated: November 6, 2006	By:	/s/ Lawrence R. Hoffman
	Name:	Lawrence R. Hoffman
	Title:	Executive Vice President,
General Counsel, Secretary and
Chief Financial Officer

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EXHIBIT INDEX

The following exhibits are filed as part of this Current Report on Form 8-K:

No.	Description

4.1	Lock-Up Agreement, dated November 1, 2006, by and among Encorium Group, Inc. and Kai Lindevall, Jan Lilja, Sven-Erik Nilsson, Vesa Manninen, NTGLT Pharma BVBA, Seppo Oksanen, Heikki Vapaatalo, Riitta Korpela and Agneta Lindevall.

4.2	Option Exchange Agreement.

10.1	Employment Agreement, dated November 1, 2006, by and among Remedium Oy, Encorium Group, Inc. and Kai Lindevall.

10.2	Executive Severance Agreement, dated November 1, 2006, by and between Encorium Group, Inc. and Kai Lindevall.

23.1	Consent of KPMG Oy Ab.

99.1	Pages F-34 through F-52 of the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2006 annual meeting of stockholders filed with the Securities and Exchange Commission on September 15, 2006.

99.2	Pages 54 through 61 of the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2006 annual meeting of stockholders filed with the Securities and Exchange Commission on September 15, 2006.